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                                                                     Exhibit 4.3

                        RAMCO-GERSHENSON PROPERTIES TRUST
                   1997 NON-EMPLOYEE TRUSTEE STOCK OPTION PLAN


     1. Definitions: As used herein, the following terms shall have the following meanings:

          (a) "Board" shall mean the Board of Trustees of the Trust.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder.

          (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          (d) "Nonqualified Option" shall mean an option to purchase Shares which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an incentive stock option within the meaning of the Code.

          (e) "Participant" shall mean any Trustee of the Trust who is not an officer or other employee of the Trust or any of its Subsidiaries.

          (f) "Plan" shall mean this Ramco-Gershenson Properties Trust 1997 Non-Employee Trustee Stock Option Plan.

          (g) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (h) "Shares" shall mean the Common Shares of Beneficial Interest, par value $0.01 per share, of the Trust.

          (i) "Subsidiary" shall mean any corporation or other entity in which the Trust has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of outstanding voting equity interests.

          (j) "Trust" shall mean Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

     2. Purpose of Plan: The purposes of the Plan are to provide Participants with an increased incentive to make contributions to the long-term performance and growth of the Trust and its Subsidiaries, to join the interests of Participants with the interests of the Shareholders of the Trust, and to facilitate attracting qualified independent trustees.

     3. Administration: The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board is authorized to interpret the Plan, to promulgate, amend and


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rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Board, shall be the acts of the Board.

     4. Indemnification: In addition to such other rights of indemnification as they may have, the members of the Board shall be indemnified by the Trust in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option granted hereunder to the full extent provided for under the Trust's declaration of trust or bylaws with respect to indemnification of trustees of the Trust.

     5. Maximum Number of Shares Subject to Plan: The maximum number of Shares with respect to which stock options may be granted under the Plan shall be an aggregate of 100,000 Shares, which may consist in whole or in part of authorized and unissued or reacquired Shares. Unless the Plan shall have been terminated, Shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan shall again be available for option and sale.

     Subject to Paragraph 15, the number and type of Shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of Shares remaining available under the Plan, and the maximum number and type of Shares that may be granted to any Participant in any fiscal year of the Trust pursuant to Paragraph 7, shall be subject to such adjustment as the Board, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Trust; provided that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

     6. Eligibility: Each member of the Board who is not an officer or employee of the Trust shall be eligible to participate in the Plan.

     7. Granting and Exercise of Options: Without further action by the Board or Shareholders of the Trust, beginning with the first annual meeting of the Shareholders of the Trust which is subsequent to the date the Plan is adopted by the Board and, provided that a sufficient number of Shares remain available under the Plan, on each date on which an annual meeting of the Shareholders of the Trust is held, there shall be granted to each Participant who is serving on or elected to the Board on such date an option to purchase 2,000 Shares. The options to be granted under the Plan shall be Nonqualified Options.

     The options granted pursuant to the Plan shall become exercisable with respect to 50% of the Shares covered thereby on the first anniversary of the date of grant and shall become exercisable on a cumulative basis with respect to the remaining Shares covered thereby on the second anniversary of the date of grant. Options may be exercised only within ten years of the date of grant.

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     Except as otherwise provided in this Plan, no option may be exercised at any time unless the Participant is then a member of the Board. If a Participant becomes an officer or employee of the Trust and continues to serve as a member of the Board, options granted under this Plan shall remain exercisable in full.

     8. Option Price: The exercise price of an option shall be the fair market value of the Shares covered by the option on the date the option is granted. The option price will be subject to adjustment in accordance with the provisions of Paragraphs 5 and 15 of the Plan. The "fair market value" of the Shares as of a particular date shall be deemed to be the closing sale price of the Shares on any exchange or other market on which the Shares shall be traded on such date, or if there is no sale on such date, on the next following date on which there is a sale, or the average of the closing bid and asked prices of any market or quotation system in which the Shares shall be listed or traded on such date.

     9. Payment of Option Price: At the time of the exercise in whole or in part of any option granted under this Plan, payment in full in cash, or with the consent of the Board, in Shares, shall be made by the Participant for all Shares so purchased. In the discretion of, and subject to such conditions as may be established by, the Board, payment of the option price may also be made by the Trust retaining from the Shares to be delivered upon exercise of the stock option that number of Shares having a fair market value on the date of exercise equal to the option price of the number of Shares with respect to which the Participant exercises the option. In the discretion of the Board, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Trust of written notice of the exercise in such form as the Board may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Trust full payment for the Shares with respect to which the option is exercised from the proceeds of the stock broker's sale of or loan against some or all of the Shares. No Participant shall have any of the rights of a Shareholder of the Trust under any option until the actual issuance of Shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares, except as provided in Paragraphs 5 and 15.

     10. Transferability of Option: Except as otherwise provided in this Paragraph 10, to the extent determined by the Board in its discretion (either by resolution or by a provision in, or amendment to, the option), (a) no option granted under the Plan to a Participant shall be transferable by such Participant otherwise than (1) by will, or (2) by the laws of descent and distribution or, (3) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and (b) such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

     The Board may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to, and the exercise of such option by, (a) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, (c) a partnership in which such Immediate Family Members are the only partners, or (d) such other

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persons or entities as determined by the Board, in its discretion, on such terms and conditions as the Board, in its discretion, may determine; provided that (1) the stock option agreement pursuant to which such options are granted must be approved by the Board and must expressly provide for transferability in a manner consistent with this Paragraph 10, and (2) subsequent transfers of transferred options shall be prohibited except for transfers the original optionee would be permitted to make (if he or she were still the owner of the option) in accordance with this Paragraph 10.

     Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately before transfer, provided that for purposes of Paragraphs 7, 9, 13, 15 and 17 the term "Participant" shall be deemed to refer to the transferee. The provisions of Paragraph 11 with respect to termination of service shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 11. The original optionee shall remain subject to withholding taxes and related requirements upon exercise provided in Paragraph 14. The Trust shall have no obligation to provide any notice to any transferee, including, without limitation, notice of any termination of the option as a result of termination of the original optionee's service to the Board.

     11. Termination of service; Expiration of Options: Subject to the other provisions of the Plan, including, without limitation, Paragraphs 7 and 15 and this Paragraph 11, if a Participant ceases to be a member of the Board for any reason other than death or disability, the Participant shall have the right to exercise the option, to the extent such Participant was entitled to do so on the date of termination of service, not later than the earlier of (a) three months after the date of such termination, or (b) the date on which the option expires.

     12. Death or Disability of a Participant:

          (a) If a Participant dies while serving as a member of the Board, all of the Participant's options shall immediately become exercisable in full and the personal representative of the Participant, or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right to exercise such options not later than the earlier of (1) one year from the date of the Participant's death, or (2) the expiration date of the applicable options.

          (b) If a Participant becomes totally disabled while serving as a member of the Board, all of the disabled Participant's options which have been held for a period of at least one year as of the date of such total disability shall immediately become exercisable in full and the disabled Participant, or his legal representative, shall have the right to exercise such options not later than the earlier of (1) one year from the date of such disability, or (2) the expiration date of the applicable options.

     13. Investment Purpose: If the Board in its discretion determines that as a matter of law such procedure is or may be desirable, it, may require a Participant, upon any exercise of any

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option granted under the Plan or any portion thereof and as a condition to the
Trust's obligation to deliver certificates representing the Shares subject to exercise, to execute and deliver to the Trust a written statement, in form satisfactory to the Board, representing and warranting that the Participant's purchase of Shares upon exercise thereof shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent sale or offer for sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Trust as to the availability of such exemption. The Trust may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any Shares issued or transferred to the Participant upon exercise of any option granted under the Plan.

     14. Agreements with Participants; Withholding Payments: Each grant made under this Plan shall be evidenced by a written instrument containing such terms and conditions as the Board shall approve. Each such agreement shall provide that, as a condition to the grant of the options evidenced thereby, the Participant agrees that the Trust shall arrange to deduct from any payments due to the Participant from the Trust, the aggregate amount of federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of such options, or if no such payments are due or to become due to the Participant, that the Participant shall pay to the Trust, or make arrangements satisfactory to the Trust regarding the payment to it of, the aggregate amount of such taxes.

     15. Extraordinary Transactions: In case the Trust (a) consolidates with or merges into any other corporation or other entity and is not the continuing or surviving entity of such consolidation or merger, or (b) permits any other corporation or other entity to consolidate with or merge into the Trust and the Trust is the continuing or surviving entity but, in connection with such consolidation or merger, the Shares are changed into or exchanged for stock or other securities of any other corporation or other entity or cash or any other assets, or (c) transfers all or substantially all of its properties and assets to any other corporation or other person or entity, or (d) dissolves or liquidates, or (e) effects a capital reorganization or reclassification in such a way that holders of Shares shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for the Shares, then, and in each such case, proper provision shall be made so that, each Participant holding a stock option upon the exercise of such option at any time after the consummation of such consolidation, merger, transfer, dissolution, liquidation, reorganization or reclassification (each transaction, for purposes of this Paragraph 15, being herein called a "Transaction"), shall be entitled to receive (at the aggregate option price in effect for all Shares issuable upon such exercise immediately prior to such consummation and as adjusted to the time of such Transaction), in lieu of Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Participant would have been entitled upon such consummation if such Participant had so exercised such stock option in full immediately prior thereto (subject to adjustments subsequent to such Transaction provided for in Paragraph 5).

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     Notwithstanding anything in the Plan to the contrary, in connection with any Transaction and effective as of a date selected by the Board, which date shall, in the Board's judgment, be far enough in advance of the Transaction to permit Participants holding stock options to exercise their options and participate in the Transaction as a holder of Shares, the Board, acting in its discretion without the consent of any Participant, may effect one or more of the following alternatives with respect to all of the outstanding stock options (which alternatives may be made conditional on the occurrence of the applicable Transaction): (a) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for a limited period of time on or before a specified date fixed by the Board after which specified date all unexercised stock options and all rights of Participants thereunder shall terminate; (b) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for their then remaining term; or (c) require the mandatory surrender to the Trust of outstanding stock options held by such Participants (irrespective of whether such stock options are then exercisable) as of a date, before or not later than sixty days after such Transaction, specified by the Board, and in such event the Trust shall thereupon cancel such stock options and shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate Shares subject to such stock option, determined as of the date such Transaction is effective, over the aggregate option price of such Shares, less any applicable withholding taxes; provided, however, the Board shall not select an alternative (unless consented to by the Participant) such that, if a Participant exercised his or her accelerated stock option pursuant to alternative (a) or (b) of this paragraph and participated in the Transaction or received cash pursuant to alternative (c) of this paragraph, the alternative would result in the Participant's owing any money by virtue of the operation of
Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Board shall, in its discretion, take such action to put such Participant in as close to the same position as such Participant would have been in had alternative (a), (b) or (c) of this paragraph been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of affected Participants, each with respect to such Participant's option only, the Board may in lieu of the foregoing make such provision with respect to any Transaction as it deems appropriate.

     16. Effectiveness of Plan: This Plan shall be effective on the date the Board adopts this Plan, provided that the Shareholders of the Trust approve the Plan within 12 months before or after its adoption by the Board. Options may be granted before Shareholder approval of this Plan, but each such option shall be subject to Shareholder approval of this Plan. No option granted under this Plan shall be exercisable unless and until this Plan shall have been approved by the Trust's Shareholders.

     17. Termination, Duration and Amendments to the Plan: The Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated, the Plan shall terminate on the date ten years after the earlier of its adoption by the Board or its approval by the Shareholders of the Trust, and no stock options may be granted under the Plan thereafter. The termination of the Plan shall not affect the validity of any option which is outstanding on the date of termination.

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     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, with or without approval of the Shareholders of the Trust, to amend or revise the terms of this Plan or any option agreement under this Plan at any time; provided, however, that (a) to the extent required by Section 162(m) of the Code and related regulations, or any successor rule, but only with respect to amendments or revisions affecting Participants whose compensation is subject to Section 162(m) of the Code, no such amendment or revision shall increase the maximum number of shares in the aggregate which are subject to this Plan (subject, however, to the provisions of Paragraphs 5 and 15) without the approval or ratification of the Shareholders of the Trust, and (b) no such amendment or revision shall change the option price (except as contemplated by Paragraphs 5 and 15) or alter or impair any option which shall have been previously granted under this Plan, in a manner adverse to a Participant, without the consent of such Participant.

     As adopted by the Board of Trustees on April 29, 1997.






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